Exhibit 99.1

Press Release

October 29, 2019	Contact Information:

For Immediate Release	Rob McCarthy
Vice President - Investor Relations
414.223.1615

Rexnord Reports Q2 FY2020 Financial Results
Call scheduled for Wednesday, October 30, 2019 at 8:00 a.m. Eastern Time

MILWAUKEE, WI (USA) - Rexnord Corporation (NYSE:RXN)

Second Quarter Highlights

•	Net sales were $521 million and decreased 1% year over year (flat core sales(1), +1% acquisitions, -2% foreign currency translation).

•	Net income from continuing operations grew 24% to $57 million (diluted EPS of $0.46), compared with $46 million (diluted EPS of $0.37) in the year-ago quarter.

•
Net income(2) was $51 million (diluted EPS of $0.46), compared with a net loss(2) of $43 million, including a $84 million loss from discontinued operations (diluted EPS of $(0.30)) in the year-ago quarter.

•	Adjusted EPS(1) grew 11% to $0.51 compared with $0.46 in the year-ago quarter.

•	Adjusted EBITDA(1) was $118 million (22.7% of net sales) compared with $115 million (21.9% of net sales) in last year's second quarter.

•	Net debt leverage ratio of 2.0x.

Todd Adams, President and Chief Executive Officer, commented, “We delivered solid second quarter results against a difficult prior-year comparison as our operating results demonstrate our ability to deliver growth in our earnings and cash flow in a slowing macro environment. Both platforms delivered significant margin expansion while advancing our organic growth strategies and execution of the third phase of our Supply Chain Optimization and Footprint Repositioning initiatives. The progress we’ve made over the past several years to reduce our fixed cost structure while investing in more stable growth areas gives us confidence that we are well-positioned to generate strong free cash flow over the balance of this year and beyond, and to create shareholder value across an increasingly wider range of end-market environments.”

“Our Process & Motion Control (“PMC”) platform delivered substantial margin expansion in the quarter against the most difficult top-line comparison we'll face this year, enhanced by our purposeful product line simplification efforts which accounted for essentially all of the core growth decline in the quarter. It’s clear that the macro environment has become a bit more challenging, yet we’re delivering growth in our consumer-facing and aerospace end markets and seeing only modest changes across our process industry end markets. Our differentiated SCMS (Smart Condition Monitoring System) and IIoT solutions continue to gain traction and we’re pleased with our progress in a number of targeted growth areas.”

“Our Water Management platform also delivered solid growth against a difficult year-over-year comparison and record margins in our second quarter, as we continue to see solid end-market demand in our core North American institutional construction markets and in targeted commercial verticals. We remain confident that our investments in new products and in market expansion into adjacencies will continue to augment our growth over the balance of the year. Our digitally-connected products are gaining increasing interest and traction across multiple end-market verticals and are uncovering substantial opportunities to expand our penetration within retrofit applications.”

Fiscal 2020 Outlook
Adams continued, “At the half-way point of our fiscal 2020, we’re updating our outlook for net income from continuing operations to be between $184 million and $189 million and narrowing the range of our guidance for Adjusted EBITDA(1) from $460 million to $475 million to $460 million to $467 million. Our updated earnings outlook reflects an additional $4 million of adverse currency translation impact that was not included in our prior outlook as well as incorporating our first half actual results and a refreshed view of the second half of our fiscal year. We continue to expect free cash flow to exceed net income.”

(1)	Refer to "Non-GAAP Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

(2)	Reflects net income/loss attributable to Rexnord common stockholders

Second Quarter Fiscal 2020 Segment Highlights

Process & Motion Control
PMC net sales decreased 3% year over year to $337.0 million in the second quarter of fiscal 2020. Core sales decreased 2%, the acquisition of Centa China added 1% to sales growth and foreign currency translation had an unfavorable impact of 2% year over year. Core sales growth in our aerospace end markets was more than offset by softer demand across several of our industrial process end markets, coupled with the impact of our ongoing product line simplification initiatives.

PMC income from operations for the second quarter of fiscal 2020 was $58.3 million, or 17.3% of net sales. Income from operations as a percentage of net sales increased by 110 basis points year over year primarily due to RBS-led productivity gains, benefits from our footprint repositioning actions, and lower year over year acquisition related adjustments.

Adjusted EBITDA(1) in the second quarter was $77.6 million. Adjusted EBITDA as a percentage of net sales increased by 70 basis points year over year to 23.0%.

Water Management
Water Management net sales were $184.3 million in the second quarter of fiscal 2020, an increase of 5% year over year. Excluding a 1% year over year increase in net sales resulting from our acquisition of StainlessDrains.com, core sales increased 4% in the second quarter of fiscal 2020 as a result of increased demand across our North American building construction end markets, partially offset by a modest impact of our ongoing product line simplification initiatives.

Water Management income from operations was $43.7 million for the second quarter of fiscal 2020, or 23.7% of net sales. Income from operations as a percentage of net sales increased by 20 basis points year over year primarily due to the increase in sales and benefits associated with ongoing cost reduction and productivity initiatives.

Adjusted EBITDA(1) in the second quarter was $50.5 million or 27.4% of net sales. Adjusted EBITDA as a percentage of net sales increased by 30 basis points year over year.

(1)	Refer to "Non-GAAP Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of acquisitions (such as the StainlessDrains.com and Centa China acquisitions), divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations (such as VAG), gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. All references to Net Income and EPS within this earnings release refer to net income attributable to Rexnord common stockholders and net income per diluted share attributable to Rexnord common stockholders, respectively.
EBITDA
EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations (as it relates to our two reportable segments, we adjust from income from operations because “non-operating” expenses such as interest and income taxes are not allocated to our segments and therefore net income is not presented at the segment level) or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.
About Rexnord
Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 6,700 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnordcorporation.com.
Conference Call Details

Rexnord will hold a conference call on Wednesday, October 30, 2019 at 8:00 a.m. Eastern Time to discuss its fiscal 2020 second quarter results and provide a general business update. Rexnord President and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call. The conference call can be accessed via telephone as follows:

Domestic toll-free #: 866-211-3116
International toll #: 647-689-6577
Access Code: 4996906

A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.rexnordcorporation.com) at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available from 11:00 a.m. Eastern Time on October 30, 2019, until 11:59 p.m. Eastern Time on November 13, 2019. To access the replay, please dial 800-585-8367 (domestic) or 416-621-4642 (international). The passcode for the replay is: 4996906. The replay will also be available as a webcast on Rexnord's investor relations website.

Cautionary Statement on Forward-Looking Statements

Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord Corporation as of the date of the release, and Rexnord Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to "Risk Factors" and "Cautionary Notice Regarding Forward-Looking Statements" in the Company's Form 10-K for the fiscal year ended March 31, 2019 as well as the Company's annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net sales	$521.3	$524.8	$1,029.6	$1,028.4
Cost of sales	313.1	321.6	619.8	629.7
Gross profit	208.2	203.2	409.8	398.7
Selling, general and administrative expenses	108.8	109.6	218.3	221.4
Restructuring and other similar charges	2.1	3.7	5.3	6.8
Amortization of intangible assets	8.8	8.5	17.5	17.0
Income from operations	88.5	81.4	168.7	153.5
Non-operating expense:
Interest expense, net	(15.3)	(18.7)	(30.8)	(37.3)
Gain on the extinguishment of debt	3.2	—	3.2	—
Other (expense) income, net	(0.3)	—	(1.8)	1.7
Income before income taxes	76.1	62.7	139.3	117.9
Provision for income taxes	(19.5)	(17.2)	(34.3)	(31.7)
Equity method investment income	0.1	0.7	0.2	2.2
Net income from continuing operations	56.7	46.2	105.2	88.4
Loss from discontinued operations, net of tax	—	(83.7)	(1.8)	(126.5)
Net income (loss)	56.7	(37.5)	103.4	(38.1)
Non-controlling interest income	0.1	0.1	0.3	0.2
Net income (loss) attributable to Rexnord	56.6	(37.6)	103.1	(38.3)
Dividends on preferred stock	(5.8)	(5.8)	(11.6)	(11.6)
Net income (loss) attributable to Rexnord common stockholders	$50.8	$(43.4)	$91.5	$(49.9)

Basic net income (loss) per share attributable to Rexnord common stockholders:
Continuing operations	$0.48	$0.39	$0.88	$0.73
Discontinued operations	$—	$(0.80)	$(0.02)	$(1.21)
Net income (loss)	$0.48	$(0.42)	$0.87	$(0.48)
Diluted net income (loss) per share attributable to Rexnord common stockholders:
Continuing operations	$0.46	$0.37	$0.85	$0.71
Discontinued operations	$—	$(0.68)	$(0.01)	$(1.18)
Net income (loss)	$0.46	$(0.30)	$0.83	$(0.46)
Weighted-average number of shares outstanding (in thousands):
Basic	106,007	104,570	105,637	104,455
Effect of dilutive equity securities	17,913	18,806	18,004	2,921
Diluted	123,920	123,376	123,641	107,376

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Second quarter ended September 30, 2019
(in Millions) (Unaudited)

	Second Quarter Ended September 30, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$521.3		$—			$521.3

EBITDA	110.2		8.0	(a)		118.2
Depreciation and amortization	(21.7)		0.7	(d)		(21.0)
Income from operations	88.5		8.7	(b)		97.2

Income before income taxes	76.1		9.1	(c)		85.2
Provision for income taxes and indicated rate	(19.5)	25.6%	(2.3)		25.3%	(21.8)	25.6%
Equity method investment income	0.1		(0.1)			—
Net income	56.7		6.7			63.4

Non-controlling interest income	0.1		(0.1)			—
Net income attributable to Rexnord	56.6		6.8			63.4

Dividends on preferred stock	(5.8)		5.8			—
Net income attributable to Rexnord common stockholders	$50.8		$12.6			$63.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$2.1		$2.1			$2.1
Acquisition-related fair value adjustment	0.2		0.2			0.2
Other, net (1)	0.2		0.2			0.2
Last-in-first-out inventory adjustments	(0.4)		(0.4)			—
Stock-based compensation expense	5.9		5.9			—
Supply chain optimization and footprint repositioning initiatives (d)(3)	—		0.7			0.7
Amortization of intangible assets	—		—			8.8
Other expense, net (2)	—		—			0.3
Gain on the extinguishment of debt	—		—			(3.2)
Total Adjustments	$8.0		$8.7			$9.1
____________________

(1)	Other, net includes the gains and losses from sale of long-lived assets.

(2)
Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

(3)	Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended September 30, 2019
(in Millions) (Unaudited)

	Six Months Ended September 30, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,029.6		$—			$1,029.6

EBITDA	211.4		17.8	(a)		229.2
Depreciation and amortization	(42.7)		1.3	(d)		(41.4)
Income from operations	168.7		19.1	(b)		187.8

Income before income taxes	139.3		23.1	(c)		162.4
Provision for income taxes and indicated rate	(34.3)	24.6%	(5.7)		24.7%	(40.0)	24.6%
Equity method investment income	0.2		(0.2)			—
Net income from continuing operations	105.2		17.2			122.4

Loss from discontinued operations, net of tax	(1.8)		1.8			—
Net income	103.4		19.0			122.4

Non-controlling interest income	0.3		(0.3)			—
Net income attributable to Rexnord	103.1		19.3			122.4

Dividends on preferred stock	(11.6)		11.6			—
Net income attributable to Rexnord common stockholders	$91.5		$30.9			$122.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$5.3		$5.3			$5.3
Acquisition-related fair value adjustment	0.7		0.7			0.7
Other, net (1)	(0.3)		(0.3)			(0.3)
Last-in-first-out inventory adjustments	(0.7)		(0.7)			—
Stock-based compensation expense	12.8		12.8			—
Supply chain optimization and footprint repositioning initiatives (d)(3)	—		1.3			1.3
Amortization of intangible assets	—		—			17.5
Other expense, net (2)	—		—			1.8
Gain on the extinguishment of debt	—		—			(3.2)
Total Adjustments	$17.8		$19.1			$23.1
____________________

(1)	Other, net includes the gains and losses from sale of long-lived assets.

(2)
Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

(3)	Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Second quarter ended September 30, 2018
(in Millions) (Unaudited)

	Second Quarter Ended September 30, 2018
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$524.8		$—			$524.8

EBITDA	103.3		11.5	(a)		114.8
Depreciation and amortization	(21.9)		1.2	(d)		(20.7)
Income from operations	81.4		12.7	(b)		94.1

Income before income taxes	62.7		15.2	(c)		77.9
Provision for income taxes and indicated rate	(17.2)	27.4%	(3.8)		25.0%	(21.0)	27.0%
Equity method investment income	0.7		(0.7)			—
Net income from continuing operations	46.2		10.7			56.9

Loss from discontinued operations, net of tax	(83.7)		83.7			—
Net (loss) income	(37.5)		94.4			56.9

Non-controlling interest income	0.1		(0.1)			—
Net (loss) income attributable to Rexnord	(37.6)		94.5			56.9

Dividends on preferred stock	(5.8)		5.8			—
Net (loss) income attributable to Rexnord common stockholders	$(43.4)		$100.3			$56.9

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$3.7		$3.7			$3.7
Acquisition-related fair value adjustment	1.6		1.6			1.6
Other, net (1)	0.2		0.2			0.2
Last-in-first-out inventory adjustments	0.3		0.3			—
Stock-based compensation expense	5.7		5.7			—
Supply chain optimization and footprint repositioning initiatives (d)(3)	—		1.2			1.2
Amortization of intangible assets	—		—			8.5
Total Adjustments	$11.5		$12.7			$15.2
____________________

(1)	Other, net includes the gains and losses from sale of long-lived assets.

(2)
Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

(3)	Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended September 30, 2018
(in Millions) (Unaudited)

	Six Months Ended September 30, 2018
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,028.4		$—			$1,028.4

EBITDA	197.6		22.2	(a)		219.8
Depreciation and amortization	(44.1)		2.5	(d)		(41.6)
Income from operations	153.5		24.7	(b)		178.2

Income before income taxes	117.9		27.9	(c)		145.8
Provision for income taxes and indicated rate	(31.7)	26.9%	(7.1)		25.4%	(38.8)	26.6%
Equity method investment income	2.2		(2.2)			—
Net income from continuing operations	88.4		18.6			107.0

Loss from discontinued operations, net of tax	(126.5)		126.5			—
Net (loss) income	(38.1)		145.1			107.0

Non-controlling interest income	0.2		(0.2)			—
Net (loss) income attributable to Rexnord	(38.3)		145.3			107.0

Dividends on preferred stock	(11.6)		11.6			—
Net (loss) income attributable to Rexnord common stockholders	$(49.9)		$156.9			$107.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$6.8		$6.8			$6.8
Acquisition-related fair value adjustment	3.2		3.2			3.2
Other, net (1)	0.1		0.1			0.1
Last-in-first-out inventory adjustments	0.5		0.5			—
Stock-based compensation expense	11.6		11.6			—
Supply chain optimization and footprint repositioning initiatives (d)(3)	—		2.5			2.5
Amortization of intangible assets	—		—			17.0
Other expense, net (2)	—		—			(1.7)
Total Adjustments	$22.2		$24.7			$27.9
____________________

(1)	Other, net includes the gains and losses from sale of long-lived assets.

(2)
Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

(3)	Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Second quarter ended September 30, 2019 and September 30, 2018
(in Millions, except share and per share amounts) (Unaudited)

	Second Quarter Ended		Six Months Ended
Adjusted EBITDA	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss) attributable to Rexnord common stockholders	$50.8	$(43.4)	$91.5	$(49.9)
Dividends on preferred stock	5.8	5.8	11.6	11.6
Non-controlling interest income	0.1	0.1	0.3	0.2
Loss from discontinued operations, net of tax	—	83.7	1.8	126.5
Equity method investment income	(0.1)	(0.7)	(0.2)	(2.2)
Provision for income taxes	19.5	17.2	34.3	31.7
Other expense (income), net (1)	0.3	—	1.8	(1.7)
Gain on the extinguishment of debt	(3.2)	—	(3.2)	—
Interest expense, net	15.3	18.7	30.8	37.3
Income from operations	$88.5	$81.4	168.7	153.5

Adjustments
Depreciation and amortization	$21.7	$21.9	42.7	44.1
Restructuring and other similar charges	2.1	3.7	5.3	6.8
Acquisition-related fair value adjustment	0.2	1.6	0.7	3.2
Stock-based compensation expense	5.9	5.7	12.8	11.6
Last-in first-out inventory adjustments	(0.4)	0.3	(0.7)	0.5
Other, net (2)	0.2	0.2	(0.3)	0.1
Subtotal of adjustments	29.7	33.4	60.5	66.3
Adjusted EBITDA	$118.2	$114.8	$229.2	$219.8
____________________

(1)
Other expense (income), net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

(2)	Other, net includes the gains and losses from sale of long-lived assets.

	Second Quarter Ended		Six Months Ended
Adjusted Net Income and Earnings Per Share	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss) attributable to Rexnord common stockholders	$50.8	$(43.4)	$91.5	$(49.9)
Dividends on preferred stock	5.8	5.8	11.6	11.6
Non-controlling interest income	0.1	0.1	0.3	0.2
Loss from discontinued operations, net of tax	—	83.7	1.8	126.5
Equity method investment income	(0.1)	(0.7)	(0.2)	(2.2)
Gain on the extinguishment of debt	(3.2)	—	(3.2)	—
Amortization of intangible assets	8.8	8.5	17.5	17.0
Restructuring and other similar charges	2.1	3.7	5.3	6.8
Supply chain optimization and footprint repositioning initiatives (3)	0.7	1.2	1.3	2.5
Acquisition-related fair value adjustment	0.2	1.6	0.7	3.2
Other expense (income), net (1)	0.3	—	1.8	(1.7)
Other, net (2)	0.2	0.2	(0.3)	0.1
Tax effect on above items	(2.3)	(3.8)	(5.7)	(7.1)
Adjusted net income	$63.4	$56.9	$122.4	$107.0

GAAP diluted net income per share from continuing operations	$0.46	$0.37	$0.85	$0.71
Adjusted earnings per share - diluted	$0.51	$0.46	$0.99	$0.87

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	106,007	104,570	105,637	104,455
Effect of dilutive equity securities	1,934	2,826	2,025	2,921
Adjustment for assumed conversion of preferred stock into common stock	15,979	15,980	15,979	—
Adjusted diluted weighted-average shares	123,920	123,376	123,641	107,376
____________________

(1)
Other expense (income), net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

(2)	Other, net includes the gains and losses from sale of long-lived assets.

(3)	Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.

	Second Quarter Ended
	September 30, 2019			September 30, 2018
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$58.3	$43.7	$(13.5)	$56.4	$41.3	$(16.3)
Operating margin	17.3%	23.7%		16.2%	23.5%

Depreciation and amortization	15.0	6.6	0.1	15.5	6.2	0.2
Restructuring and other similar charges	2.0	0.1	—	2.0	—	1.7
Acquisition-related fair value adjustment	0.1	0.1	—	1.6	—	—
Stock-based compensation expense	1.8	0.6	3.5	1.6	0.2	3.9
Last-in first-out inventory adjustments	0.2	(0.6)	—	0.3	—	—
Other, net	0.2	—	—	0.2	—	—
Adjusted EBITDA	$77.6	$50.5	$(9.9)	$77.6	$47.7	$(10.5)
Adjusted EBITDA margin	23.0%	27.4%		22.3%	27.1%

	Six Months Ended
	September 30, 2019			September 30, 2018
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$113.4	$83.7	$(28.4)	$106.3	$77.8	$(30.6)
Operating margin	17.0%	23.1%		15.6%	22.4%

Depreciation and amortization	29.6	12.9	0.2	31.4	12.4	0.3
Restructuring and other similar charges	4.9	0.4	—	4.7	0.4	1.7
Acquisition-related fair value adjustment	0.4	0.3	—	3.2	—	—
Stock-based compensation expense	3.4	1.1	8.3	3.0	0.5	8.1
Last-in first-out inventory adjustments	0.1	(0.8)	—	0.5	—	—
Other, net	(0.3)	—	—	0.1	—	—
Adjusted EBITDA	$151.5	$97.6	$(19.9)	$149.2	$91.1	$(20.5)
Adjusted EBITDA margin	22.7%	26.9%		21.9%	26.2%

	Six Months Ended
	September 30, 2019	September 30, 2018
Cash provided by operating activities	$86.3	$75.1
Expenditures for property, plant and equipment	(13.2)	(17.6)
Free cash flow	$73.1	$57.5

Fiscal 2020 Earnings Outlook Reconciliation (1)	Earnings Guidance for
the Fiscal Year Ending
March 31, 2020
Net income from continuing operations attributable to Rexnord common stockholders	$184 million to $189 million
Dividends on preferred stock	15
Provision for income taxes	72
Interest expense, net	61
Depreciation and amortization	88
Restructuring and other similar charges	15
Stock-based compensation expense	26
Adjusted EBITDA	$460 million to $467 million
____________________

(1)
Our outlook is based upon the extent of information available as of the date of this filing regarding events and conditions that will impact our future operating results for our fiscal year 2020. Our actual results may be materially impacted by events for which information is not available, such as asset impairments, purchase accounting effects related to future acquisitions, future restructuring actions, gains (losses) recognized on the disposal of tangible and intangible assets, gains (losses) on extinguishment of debt, actuarial gains (losses) on our defined benefit plans, and other gains (losses) related to events or conditions not yet known. Consequently, we have not included incremental gains or (losses) for these items in our forward-looking guidance since that information is not reasonably available.

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)
(in Millions)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss) attributable to Rexnord	$56.6	$(37.6)	$103.1	$(38.3)
Other comprehensive loss:
Foreign currency translation adjustments	(15.0)	(0.9)	(15.5)	(36.6)
Net change in unrealized losses on interest rate derivatives, net of tax	—	2.0	—	4.0
Change in pension and postretirement defined benefit plans, net of tax	(0.1)	0.4	0.4	0.2
Other comprehensive (loss) income, net of tax	(15.1)	1.5	(15.1)	(32.4)
Non-controlling interest income	0.1	0.1	0.3	0.2
Total comprehensive income (loss)	$41.6	$(36.0)	$88.3	$(70.5)

Rexnord Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)
(Unaudited)

	September 30, 2019	March 31, 2019
Assets
Current assets:
Cash and cash equivalents	$319.8	$292.5
Receivables, net	301.0	334.3
Inventories	344.6	316.5
Other current assets	48.1	39.6
Total current assets	1,013.5	982.9
Property, plant and equipment, net	373.1	383.0
Intangible assets, net	499.2	511.5
Goodwill	1,310.5	1,299.7
Other assets	114.7	82.6
Total assets	$3,311.0	$3,259.7
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$1.5	$1.2
Trade payables	158.7	191.7
Compensation and benefits	53.4	63.7
Current portion of pension and postretirement benefit obligations	3.3	3.3
Other current liabilities	127.9	137.1
Total current liabilities	344.8	397.0

Long-term debt	1,249.3	1,236.8
Pension and postretirement benefit obligations	150.8	158.0
Deferred income taxes	127.7	125.9
Other liabilities	117.0	111.0
Total liabilities	1,989.6	2,028.7

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 105,951,498 at September 30, 2019 and 104,842,299 at March 31, 2019	1.0	1.0
Preferred stock, $0.01 par value; 10,000,000 shares authorized; shares of 5.75% Series A Mandatory Convertible Preferred Stock issued and outstanding: 402,500 at September 30, 2019 and March 31, 2019	0.0	0.0
Additional paid-in capital	1,307.2	1,293.5
Retained earnings	122.2	30.7
Accumulated other comprehensive loss	(111.7)	(96.6)
Total Rexnord stockholders' equity	1,318.7	1,228.6
Non-controlling interest	2.7	2.4
Total stockholders' equity	1,321.4	1,231.0
Total liabilities and stockholders' equity	$3,311.0	$3,259.7

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Six Months Ended
	September 30, 2019	September 30, 2018
Operating activities
Net income (loss)	$103.4	$(38.1)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	25.2	31.2
Amortization of intangible assets	17.5	17.3
Non-cash asset impairment	—	126.0
Deferred income taxes	2.2	(16.6)
Other non-cash charges	2.4	6.2
Gain on the extinguishment of debt	(3.2)	—
Stock-based compensation expense	12.8	11.8
Changes in operating assets and liabilities:
Receivables	15.4	(14.5)
Inventories	(30.0)	(39.7)
Other assets	(12.9)	(1.8)
Accounts payable	(31.4)	(16.1)
Accruals and other	(15.1)	9.4
Cash provided by operating activities	86.3	75.1

Investing activities
Expenditures for property, plant and equipment	(13.2)	(17.6)
Acquisitions, net of cash acquired	(25.1)	(2.0)
Proceeds from dispositions of long-lived assets	2.0	3.5
Net payments associated with divestiture of discontinued operations	(1.3)	—
Cash used for investing activities	(37.6)	(16.1)

Financing activities
Proceeds from borrowings of debt	—	209.7
Repayments of debt	(5.4)	(227.6)
Proceeds from exercise of stock options	6.9	5.0
Taxes withheld and paid on employees' share-based payment awards	(5.7)	(3.2)
Payments of preferred stock dividends	(11.6)	(11.6)
Cash used for financing activities	(15.8)	(27.7)
Effect of exchange rate changes on cash and cash equivalents	(5.6)	(10.2)
Increase in cash and cash equivalents	27.3	21.1
Cash, cash equivalents and restricted cash at beginning of period	292.5	217.6
Cash, cash equivalents and restricted cash at end of period	$319.8	$238.7

Rexnord Corporation and Subsidiaries
Segment Financial Information
(in Millions) (Unaudited)

	Fiscal Year 2020
	First Quarter		Second Quarter		Third Quarter	Fourth Quarter	Fiscal Year
Process & Motion Control
Net sales	$330.1		$337.0				$667.1

Income from operations & margin	55.1	16.7%	58.3	17.3%			113.4	17.0%
Depreciation & amortization	14.6		15.0				29.6
EBITDA & margin	69.7	21.1%	73.3	21.8%			143.0	21.4%
Adjustments	4.2		4.3				8.5
Adjusted EBITDA & margin	$73.9	22.4%	$77.6	23.0%			$151.5	22.7%

Year-over-year sales growth
Core growth	1%		(2)%				(1)%
Acquisition / divestiture	1%		1%				1%
Currency translation	(3)%		(2)%				(2)%
Total reported	(1)%		(3)%				(2)%

Water Management
Net sales	$178.2		$184.3				$362.5

Income from operations & margin	40.0	22.4%	43.7	23.7%			83.7	23.1%
Depreciation & amortization	6.3		6.6				12.9
EBITDA & margin	46.3	26.0%	50.3	27.3%			96.6	26.6%
Adjustments	0.8		0.2				1.0
Adjusted EBITDA & margin	$47.1	26.4%	$50.5	27.4%			$97.6	26.9%

Year-over-year sales growth
Core growth	4%		4%				4%
Acquisition / divestiture	—%		1%				1%
Currency translation	—%		—%				(1)%
Total reported	4%		5%				4%

Corporate
Income from operations	(14.9)		(13.5)				(28.4)
Depreciation & amortization	0.1		0.1				0.2
EBITDA	(14.8)		(13.4)				(28.2)
Adjustments	4.8		3.5				8.3
Adjusted EBITDA	$(10.0)		$(9.9)				$(19.9)

Total Rexnord
Net sales	$508.3		$521.3				$1,029.6

Income from operations & margin	80.2	15.8%	88.5	17.0%			168.7	16.4%
Depreciation & amortization	21.0		21.7				42.7
EBITDA & margin	101.2	19.9%	110.2	21.1%			211.4	20.5%
Adjustments	9.8		8.0				17.8
Adjusted EBITDA & margin	$111.0	21.8%	$118.2	22.7%			$229.2	22.3%

Year-over-year sales growth
Core growth	2%		—%				1%
Acquisition / divestiture	1%		1%				1%
Currency translation	(2)%		(2)%				(2)%
Total reported	1%		(1)%				—%

	Fiscal Year 2019
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Fiscal Year
Process & Motion Control
Net sales	$332.4		$348.7		$326.7		$372.8		$1,380.6

Income from operations & margin	49.9	15.0%	56.4	16.2%	53.4	16.3%	66.4	17.8%	226.1	16.4%
Depreciation & amortization	15.9		15.5		15.5		15.5		62.4
EBITDA & margin	65.8	19.8%	71.9	20.6%	68.9	21.1%	81.9	22.0%	288.5	20.9%
Adjustments	5.8		5.7		4.1		8.2		23.8
Adjusted EBITDA & margin	$71.6	21.5%	$77.6	22.3%	$73.0	22.3%	$90.1	24.2%	$312.3	22.6%

Year-over-year sales growth
Core growth	3%		7%		4%		3%		4%
Acquisition / divestiture	11%		10%		10%		3%		8%
Currency translation	2%		(1)%		(2)%		(3)%		(1)%
Total reported	16%		16%		12%		3%		11%

Water Management
Net sales	$171.2		$176.1		$158.3		$164.7		$670.3

Income from operations & margin	36.5	21.3%	41.3	23.5%	33.1	20.9%	28.8	17.5%	139.7	20.8%
Depreciation & amortization	6.2		6.2		6.2		6.3		24.9
EBITDA & margin	42.7	24.9%	47.5	27.0%	39.3	24.8%	35.1	21.3%	164.6	24.6%
Adjustments	0.7		0.2		1.2		5.3		7.4
Adjusted EBITDA & margin	$43.4	25.4%	$47.7	27.1%	$40.5	25.6%	$40.4	24.5%	$172.0	25.7%

Year-over-year sales growth
Core growth	7%		12%		10%		5%		8%
Acquisition / divestiture	3%		3%		—%		—%		2%
Currency translation	—%		—%		—%		—%		—%
Total reported	10%		15%		10%		5%		10%

Corporate
Income from operations	(14.3)		(16.3)		(15.6)		(14.0)		(60.2)
Depreciation & amortization	0.1		0.2		0.2		0.1		0.6
EBITDA	(14.2)		(16.1)		(15.4)		(13.9)		(59.6)
Adjustments	4.2		5.6		5.0		3.3		18.1
Adjusted EBITDA	$(10.0)		$(10.5)		$(10.4)		$(10.6)		$(41.5)

Total Rexnord
Net sales	$503.6		$524.8		$485.0		$537.5		$2,050.9

Income from operations & margin	72.1	14.3%	81.4	15.5%	70.9	14.6%	81.2	15.1%	305.6	14.9%
Depreciation & amortization	22.2		21.9		21.9		21.9		87.9
EBITDA & margin	94.3	18.7%	103.3	19.7%	92.8	19.1%	103.1	19.2%	393.5	19.2%
Adjustments	10.7		11.5		10.3		16.8		49.3
Adjusted EBITDA & margin	$105.0	20.8%	$114.8	21.9%	$103.1	21.3%	$119.9	22.3%	$442.8	21.6%

Year-over-year sales growth
Core growth	4%		9%		6%		4%		6%
Acquisition / divestiture	8%		8%		7%		2%		6%
Currency translation	2%		(1)%		(2)%		(2)%		(1)%
Total reported	14%		16%		11%		4%		11%